UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box::

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CNS Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CNS Pharmaceuticals, Inc.

2100 West Loop South, Suite 900

Houston, TX 77027

(800) 946-9185

To the Stockholders of CNS Pharmaceuticals, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of CNS Pharmaceuticals, Inc. on July 27, 2022. The Annual Meeting will begin at 9:00 a.m. local time at the Wells Fargo Center, 13th Floor - Twin Peak Boardroom, 299 S Main St, Salt Lake City, UT 84111.

Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. We urge you to read the proxy statement carefully. The proxy statement and proxy card are being mailed to all stockholders of record as of May 31, 2022.

Because it is important that your shares be voted at the Annual Meeting, we urge you to complete, date and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope, whether or not you plan to attend in person. Even after returning your proxy, if you are a stockholder of record and do attend the meeting and wish to vote your shares in person, you still may do so.

Very truly yours,

CNS Pharmaceuticals, Inc.

By:	/s/ John Climaco
John Climaco
Chairman of the Board and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held on July 27, 2022:

Electronic Copies of the Proxy Statement and our 2021 Annual Report on Form 10-K are available at

http://www.icommaterials.com/cnsp

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CNS Pharmaceuticals, Inc.

2100 West Loop South, Suite 900

Houston, TX 77027

(800) 946-9185

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 27, 2022

TO THE STOCKHOLDERS OF CNS PHARMACEUTICALS, INC.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of CNS Pharmaceuticals, Inc. (the “Company”) will be held at the Wells Fargo Center, 13th Floor - Twin Peak Boardroom, 299 S Main St, Salt Lake City, UT 84111, on July 27, 2022 at 9:00 a.m., local time, for the following purposes, as described in the accompanying Proxy Statement:

1.	To elect five Board nominees to the Board of Directors of the Company, each to serve until the 2023 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

2.	To ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

3.	To approve an amendment to the Company’s amended and restated articles of incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a split ratio of between 1-for-2 and 1-for-30 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

4.	To authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve of the foregoing proposals.

Only stockholders of record of the Company at the close of business on May 31, 2022 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company’s principal executive offices located at 2100 West Loop South, Suite 900, Houston, TX 77027 for a period of ten days prior to the Annual Meeting. The list will also be available for the examination of any stockholder of record present at the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

CNS PHARMACEUTICALS, INC.
/s/ John Climaco
Houston, Texas	John Climaco
July 7, 2022	Chairman of the Board and Chief Executive Officer

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TABLE OF CONTENTS

Page

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
WHY DID YOU SEND ME THIS PROXY STATEMENT?	1
WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?	1
WHO MAY VOTE ON THESE PROPOSALS?	1
HOW MANY VOTES DO I HAVE?	2
WHY WOULD THE ANNUAL MEETING BE POSTPONED?	2
HOW DO I VOTE BY PROXY?	2
HOW DO I VOTE IN PERSON?	2
MAY I REVOKE MY PROXY?	3
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?	3
ARE THERE ANY RIGHTS OF APPRAISAL?	4
WHO BEARS THE COST OF SOLICITING PROXIES?	4
WHERE ARE CNS’ PRINCIPAL EXECUTIVE OFFICES?	4
HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT CNS?	4
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS	6
GOVERNANCE OF THE COMPANY	8
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	12
RELATED PARTY TRANSACTIONS	16
PROPOSAL 1: ELECTION OF DIRECTORS	18
PROPOSAL 2: TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19
AUDIT COMMITTEE REPORT	20
PROPOSAL 3: APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK	21
PROPOSAL 4: TO AUTHORIZE THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY	29
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K	29
OTHER PROPOSED ACTION	29
HOUSEHOLDING OF PROXY MATERIALS	30
STOCKHOLDER PROPOSALS AND SUBMISSIONS	30
ANNEX A	31

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CNS PHARMACEUTICALS, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 27, 2022

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of CNS Pharmaceuticals, Inc., a Nevada corporation, for use at the Annual Meeting of CNS Pharmaceuticals’ stockholders to be held at the Wells Fargo Center, 13th Floor - Twin Peak Boardroom, 299 S Main St, Salt Lake City, UT 84111, on July 27, 2022 at 9:00 a.m., local time, and at any adjournments or postponements of the Annual Meeting. This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided. The terms “CNS Pharmaceuticals,” “Company,” “we,” or “our” refer to CNS Pharmaceuticals, Inc.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We will address the following proposals at the Annual Meeting:

1.	To elect five Board nominees to the Board of Directors of the Company, each to serve until the 2023 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

2.	To ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

3.	To approve an amendment to the Company’s amended and restated articles of incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a split ratio of between 1-for-2 and 1-for-30 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

4.	To authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve of the foregoing proposals.

WHO MAY VOTE ON THESE PROPOSALS?

We will send this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about July 7, 2022 to all stockholders as of May 31, 2022 (the “Record Date”). Stockholders who owned shares of our common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting on all matters properly brought before the Annual Meeting.

On the Record Date, we had 40,032,481 shares of issued and outstanding common stock entitled to vote at the Annual Meeting.

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HOW MANY VOTES DO I HAVE?

Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting. Cumulative voting is not permitted.

WHY WOULD THE ANNUAL MEETING BE POSTPONED?

The Annual Meeting will be postponed if a quorum is not present on July 27, 2022. The presence in person or by proxy of at least a majority of our common stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Abstentions and broker non-votes are treated as shares present or represented at the meeting but are not counted as votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting.

HOW DO I VOTE BY PROXY?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

1.	FOR the election of the Board’s five nominees to our Board of Directors.

2.	FOR ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2022.

3.	FOR approval of an amendment to the Company’s amended and restated articles of incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a split ratio of between 1-for-2 and 1-for-30 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

4.	FOR authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve of the foregoing proposals.

If any other matters are presented, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

HOW DO I VOTE IN PERSON?

If you plan to attend the Annual Meeting and vote in person on July 27, 2022, or at a later date if the meeting is adjourned or postponed, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

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MAY I REVOKE MY PROXY?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.	You may send in another proxy with a later date.

2.	You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy.

3.	You may vote in person at the Annual Meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of Directors.

A plurality of the eligible votes cast is required to elect director nominees, and as such, the five nominees who receive the greatest number of “For” votes cast by stockholders, entitled to vote at the meeting, will be elected. A nominee who receives a plurality means he or she has received more “For” votes than any other nominee for the same director’s seat. Broker non-votes will have no effect on this proposal.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

The approval of Proposal 2 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal.

Proposal 3: Approval to amend the Company’s amended and restated articles of incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a split ratio of between 1-for-2 and 1-for-30 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

The approval of Proposal 3 requires the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter. Broker non-votes and abstentions will be counted as votes against the proposal.

Proposal 4: Authorization of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the above proposals.

The approval of Proposal 4 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal.

Other Business That Is Properly Brought Before the Annual Meeting

If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on routine matters. However, absent your instructions, the record holder will not be permitted to vote your shares on a non-routine matter, which are referred to as “broker non-votes”, properly brought before the meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal, but will be counted in determining whether there is a quorum present.

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ARE THERE ANY RIGHTS OF APPRAISAL?

The Board of Directors is not proposing any action for which the laws of the State of Nevada, our articles of incorporation or our bylaws provide a right of a stockholder to obtain appraisal of or payment for such stockholder’s shares.

WHO BEARS THE COST OF SOLICITING PROXIES?

We will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.

WHERE ARE CNS’ PRINCIPAL EXECUTIVE OFFICES?

The principal executive offices of CNS Pharmaceuticals are located at 2100 West Loop South, Suite 900, Houston, TX 77027 and our telephone number is (800) 946-9185.

HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT CNS?

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including CNS Pharmaceuticals, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of May 31, 2022, regarding beneficial ownership of our common stock by:

•	each of our directors;

•	each of our executive officers;

•	all directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o CNS Pharmaceuticals, Inc., 2100 West Loop South, Suite 900, Houston, TX 77027.

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Name and address of beneficial owner	Shares beneficially owned	Percentage of Class (1)

John Climaco	1,347,423 (2) (3)	3.3%
Christopher S. Downs	367,250 (2) (4)	*
Sandra Silberman	179,250 (2) (5)	*
Jerzy (George) Gumulka	178,559 (6)	*
Jeffry R. Keyes	189,659 (6)	*
Andrzej Andraczke	178,559 (6)	*
Carl Evans	182,309 (6)	*
Directors and Officers as a group	2,623,009	6.3%
5% or greater shareholders
Waldemar Priebe	7,533,133 (7)	18.8%

*	Less than 1%.

(1)	Based on 40,032,481 shares of common stock outstanding as of May 31, 2022.

(2)	The restricted stock units granted to Mr. Climaco, Mr. Downs and Dr. Silberman vest, in part, on the achievement of certain stock price and clinical trial milestones. For purposes of the above table, we have assume that the foregoing milestones have not been achieved. See “Item 11. Executive Compensation – Executive Officer Compensation – Narrative Disclosure to Summary Compensation Table – Long-Term Incentives” for details on the foregoing restricted stock unit grants.

(3)	Includes options to purchase 407,125 shares of common stock, which are exercisable within 60 days of May 31, 2022.

(4)	Includes options to purchase 182,750 shares of common stock, which are exercisable within 60 days of May 31, 2022.

(5)	Includes options to purchase 179,250 shares of common stock, which are exercisable within 60 days of May 31, 2022.

(6)	Includes options to purchase 178,559 shares of common stock, which are exercisable within 60 days of May 31, 2022.

(7)	Of the amount in the table, 200,000 shares are held by Houston Pharmaceuticals, Inc. Dr. Priebe has voting and dispositive power over the shares held by Houston Pharmaceuticals, Inc.

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INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names and ages of all of our directors and executive officers as of May 31, 2022. Our officers are appointed by, and serve at the pleasure of, the Board of Directors.

Name	Age	Position
John M. Climaco	53	Chairman of the Board and Chief Executive Officer
Christopher S. Downs	44	Chief Financial Officer
Sandra L. Silberman	67	Chief Medical Officer
Donald Picker	76	Chief Science Officer
Jerzy (George) Gumulka	73	Director
Jeffry R. Keyes	49	Director
Andrzej Andraczke	79	Director
Carl Evans	75	Director

Set forth below is biographical information about each of the individuals named in the table above:

John M. Climaco, Esq. – Chief Executive Officer and Director. Mr. Climaco joined CNS in September 2017 as its Chief Executive Officer. Mr. Climaco has served in leadership roles in a variety of healthcare companies. From April 2015 to June 2017 Mr. Climaco served as the Executive Vice-President of Perma-Fix Medical S.A where he managed the development of a novel method to produce Technitium-99. Mr. Climaco also served as President and CEO of Axial Biotech, Inc., a DNA diagnostics company, from January 2003 to January 2013. In the process of taking Axial from inception to product development to commercialization, Mr. Climaco created strategic partnerships with Medtronic, Johnson & Johnson and Smith & Nephew. Mr. Climaco currently serves as a director of several public companies including Moleculin Biotech, Inc., a pharmaceutical company focused on anticancer drug candidates, where he has served since May 2017. Mr. Climaco served on the boards of Digirad, Inc., a leading national provider of imaging services, from May 2012 until April 2020, and Birner Dental Management Services, Inc., a provider of practice management services in the dental industry, since June 2017. Mr. Climaco also served as a director of PDI, Inc., a provider of outsourced commercial services to pharma companies, in 2015, and InfuSystem Holdings, Inc., the largest supplier of infusion services to oncologists in the U.S., from April 2012 to April 2014. Mr. Climaco obtained his Juris Doctorate Degree from the University of California Hastings College of Law in San Francisco, CA in January 2000 and a Bachelor of Philosophy from Middlebury College in Middlebury, VT, in May 1991. Mr. Climaco is active with the State Bar of Utah. We believe Mr. Climaco’s history with our company, coupled with his vast experience with development stage companies and his legal background provides him with the qualifications to serve as our chairman of the board.

Christopher S. Downs, CPA – Chief Financial Officer. Mr. Downs joined CNS in November 2019 as our chief financial officer. From March 2018 until September 2019, Mr. Downs served as vice president of finance and treasurer of Innovative Aftermarket Systems, L.P., a privately held provider of finance and insurance solutions. Mr. Downs served as director of finance (from June 2011 to September 2013), vice president and treasurer (October 2013 to August 2016), executive vice president and interim chief financial officer (August 2016 to May 2017), and executive vice president, interim chief financial officer and member of the office of the president (May 2017 to March 2018) for InfuSystem Holdings, Inc., a supplier of infusion services to oncologists in the United States. Mr. Downs spent 10 years in investment banking with various firms including Citigroup. Mr. Downs has also served as a director of EBET, Inc. (formerly Esports Technologies, Inc.), a technology company developing and operating platforms focused on esports and competitive gaming, from March 2021. Mr. Downs is a graduate of the United States Military Academy at West Point where he earned his Bachelor of Science. Mr. Downs earned his MBA at Columbia Business School and his Master of Science in Accounting at the University of Houston-Clear Lake. Mr. Downs is a Certified Public Accountant in Utah and Texas.

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Sandra L. Silberman, MD PhD – Chief Medical Officer. Dr. Silberman joined CNS in December 2017 and currently serves on a part-time basis. Dr. Silberman has served as chief medical officer for new products of Moleculin Biotech, Inc. since November 2017 on a part-time basis. Dr. Silberman advanced several original, proprietary compounds into Phases I through III during her work with leading biopharmaceutical companies, including BristolMyers Squibb, AstraZeneca, Imclone and Roche. Dr. Silberman is a Hematologist/Oncologist who earned her B.A., Sc.M. and Ph.D. from the Johns Hopkins University School of Arts and Sciences, School of Public Health and School of Medicine, respectively, and her M.D. from Cornell University Medical College, and then completed both a clinical fellowship in Hematology/Oncology as well as a research fellowship in tumor immunology at the Brigham & Women’ s Hospital and the Dana Farber Cancer Institute in Boston, MA. Dr. Silberman is currently devoting only 45% of her work time to us and provides services as needed to us.

Donald Picker, PhD - Chief Science Officer. Dr. Picker has served as our part-time chief science officer since June 2019. Dr. Picker has served as the chief scientific officer of Moleculin Biotech, Inc. since August 2017 after serving as its chief operating officer from July 2015 until August 2017 and as its president from January 2016 to August 2017. In 2007, Dr. Picker became the chief executive officer of IntertechBio Corp. From 2006 through 2007, Dr. Picker was the President of Tapestry Pharmaceuticals. From 1998 to 2003, Dr. Picker was CEO of Synergy Pharmaceuticals. Synergy was merged into Callisto Pharmaceuticals where he was vice present of research and development until 2006. From 2017 to 2018, Dr. Picker served on our board of directors. Dr. Picker received his B.S. degree from Brooklyn Polytechnic University and his PhD from SUNY Albany in 1975. Dr. Picker is currently devoting only 25% of his work time to us and provides services as needed to us.

Jerzy (George) Gumulka, PhD – Director. Dr. Gumulka joined our board of directors on November 8, 2017. Dr. Gumulka has been retired since 2016. From 2001 until his retirement he served as a Global Technology Manager ASC, a Technology Manager, Special Projects/New Technology Platforms, Kraton Polymers US LLC and a Technical Director of Kraton Polymers do Brasil. Dr. Gumulka served on the Board of Directors of Moleculin LLC from 2010 through 2016. Dr. Gumulka received a PhD from the University of Warsaw, Warsaw, Poland. We believe Dr. Gumulka’s technical knowledge and experience in the field of biochemistry coupled with his vast experience in corporate leadership provides him with the qualifications to serve as a director.

Jeffry R. Keyes – Director. Mr. Keyes joined our board on June 25, 2018. Mr. Keyes is currently the Chief Financial Officer of Custopharm, Inc., a private equity backed developer of generic sterile injectable pharmaceuticals, a role he has held since April 2018. From September 2012 to April 2018, Mr. Keyes was the Chief Financial Officer and Corporate Secretary of Digirad Corporation, a publicly traded healthcare services and medical device company. From August 2011 until September 2012, Mr. Keyes was Corporate Controller of Sapphire Energy, Inc., a venture capital backed start-up renewable energy company. From April 2011 to August 2011, Mr. Keyes was the Corporate Controller of Advanced BioHealing, Inc., a venture backed provider of regenerative medicine solutions, until its sale to Shire, PLC in August 2011. Prior to April 2011 Mr. Keyes held a variety of leadership roles in healthcare and medical device companies in finance, accounting, and M&A support, and he started his career in public accounting. Mr. Keyes earned a B.A. degree in accounting from Western Washington University and is a certified public accountant licensed by the Washington State Board of Accountancy. Mr. Keyes is considered a financial expert under relevant rules of the SEC, the NYSE and NASDAQ. We believe Mr. Keyes’ financial knowledge and experience, which qualify him as an Audit Committee Financial Expert, coupled with his vast experience in corporate leadership provides him with the qualifications to serve as a director.

Andrzej Andraczke – Director. Mr. Andraczke joined our board on July 9, 2018. Mr. Andraczke is currently Chief Executive Officer of Pol-Tex Holdings, LLC, a role he has held since November 2012. He is also currently Chief Technology Officer of Syntech LLC (Ireland), a role he has held since November 2017. From March 2000 through November 2012 Mr. Andraczke was Vice-President of Pol-Tex Methane. Mr. Andraczke earned a M.Sc. in Engineering from Warsaw Technical University. We believe Mr. Andraczke’s vast experience in corporate leadership provides him with the qualifications to serve as a director.

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Carl Evans – Director. Mr. Evans joined our board on July 9, 2018. Mr. Evans has been retired since 2015. From 2011 until his retirement Mr. Evans was Executive Vice President – Exploration for KMD Operating Company, LLC. Prior to 2011, he managed international and domestic oil exploration and production projects for several oil companies, including British Petroleum, Texaco, and Pennzoil. Mr. Evans earned Bachelor of Science degree in Geology from the University of California, Los Angeles. We believe Mr. Evan’s vast experience in corporate leadership provides him with the qualifications to serve as a director.

No director is related to any other director or executive officer of our company or our subsidiaries, and, there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director.

GOVERNANCE OF THE COMPANY

Our Board of Directors

Our Board of Directors oversees the business affairs of CNS Pharmaceuticals and monitors the performance of management. Pursuant to our Bylaws, the Board of Directors shall consist of no less than one director. Members of the Board of Directors discussed various business matters informally on numerous occasions throughout the year 2021. During 2021 the Board held 10 meetings. In addition to meetings of the full Board of Directors, our Board has established an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. During 2021, these Board committees held an additional 6 meetings during the year. Specifically, the breakdown of the committee meetings for 2021 are as follows: 5 for the Audit Committee, 1 for the Compensation Committee, and 0 for the Governance Committee. We believe that such interaction between fellow Board members and with management provided proper oversight of the Company. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and committee meetings of which such director was a member (held during the period for which such director was in office).

Our Board is currently comprised of five members, four of which are independent directors per the NASDAQ Stock Market rules. To date, we believe the size of our Board has been sufficient for a company of our size.

Director Independence

The rules of the Nasdaq Stock Market, or the Nasdaq Rules, require a majority of a listed company’s board of directors to be composed of independent directors. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Under the Nasdaq Rules, a director will only qualify as an independent director if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Rules also require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In considering the independence of compensation committee members, the Nasdaq Rules require that our board of directors must consider additional factors relevant to the duties of a compensation committee member, including the source of any compensation we pay to the director and any affiliations with our company.

Our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Mr. Climaco, are independent as defined under the Nasdaq Rules.

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Board Committees

We established a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee. Our Board of Directors has adopted and approved a charter for each of these standing committees. The charters, which include the functions and responsibilities of each of the committees, can be found in the “Investors - Corporate Governance” section on our web site at www.cnspharma.com.

Audit Committee. The members of the Audit Committee are Mr. Keyes (Chair), Mr. Andraczke and Mr. Evans. Each member of the Audit Committee is independent as defined by the Nasdaq Rules. In addition, each member of the Audit Committee satisfies the additional requirements of the SEC and Nasdaq Rules for audit committee membership, including the additional independence requirements and the financial literacy requirements. The Board has determined that at least one member of the Audit Committee, Mr. Keyes, is an “audit committee financial expert” as defined in the SEC’s rules and regulations. The primary purpose of the Audit Committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee is responsible for selecting, compensating, overseeing and terminating the selection of our independent registered public accounting firm.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Mr. Evans (Chair), Dr. Gumulka, and Mr. Keyes. Each member of the Nominating and Corporate Governance Committee is independent as defined by Nasdaq Rules. The primary functions and responsibilities of the Nominating and Corporate Governance Committee are to: (a) determine the qualifications, qualities, skills, and other expertise required to be a director; (b) identify and screen individuals qualified to become members of the Board; (c) make recommendations to the Board regarding the selection and approval of the nominees for director; and (d) review and assess the adequacy of our corporate governance policies and procedures.

Compensation Committee. The members of the Compensation Committee are Dr. Gumulka (Chair), Mr. Keyes and Mr. Andraczke. Each member of the Compensation Committee is independent as defined by Nasdaq Rules.

The Compensation Committee is responsible for, among other things, reviewing and making recommendations to the Board of Directors with respect to the annual compensation for our Chief Executive Officer. The Compensation Committee also is responsible for reviewing and making recommendations to the Board of Directors the annual compensation and benefits for our other executive officers. The Compensation Committee also, among other things, reviews compensation of the Board, reviews and makes recommendations on all new executive compensation programs that are proposed for adoption and administers the Company’s equity incentive plans. The Compensation Committee is responsible for reviewing director compensation for service on the Board and Board committees at least once a year and to recommend any changes to the Board.

Our Chief Executive Officer reviews the performance of our other executive officers (other than himself) and, based on that review, our Chief Executive Officer makes recommendations to the Compensation Committee about the compensation of executive officers (other than himself). Our Chief Executive Officer does not participate in any deliberations or approvals by the Board or the Compensation Committee with respect to his own compensation.

Board Member Attendance at Annual Meetings

We do not have a formal policy regarding Board attendance at our annual meetings, however, all of our directors are invited to the annual meeting. Due to COVID-19 travel limitations during 2021, Dr. Gumulka (Chair), Mr. Keyes, Mr. Evans and Mr. Andraczke did not attend our 2021 annual meeting in person.

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Board Leadership Structure and Role in Risk Oversight

John Climaco serves as both our Chief Executive Officer and Chairman of the Board. Our Board of Directors has no policy with regard to the separation of the offices of Chairman of the Board and Chief Executive Officer, and believes, given the size of our company, it is appropriate for Mr. Climaco to serve in both roles.

Jeffry Keyes serves as the Lead Independent Director of our Board. As Lead Independent Director, Mr. Keyes is responsible for, among other things,

•	leading executive sessions of the Board’s independent directors;
•	serving as the principal liaison between the Chairman and the independent directors; and
•	approving all information sent to the Board of Directors and approving the agendas for all Board meetings.

Our Board believes that by maintaining a Lead Independent Director position, it has designed a governance structure that best advances our objectives, while maintaining proper checks and balances on senior management, and providing the independent members of the Board with open and transparent communication regarding our strategic planning activities.

Our management is responsible for managing risks in our business, including developing processes to manage and monitor risks. The Board views its role as one of oversight. The Board focuses on understanding management’s risk management systems, the effectiveness of those systems, and the way in which management proactively manages risks. In addition, the Board utilizes the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee to manage risks that arise under each committee’s area of focus.

Nomination of Director Candidates

We receive suggestions for potential director nominees from many sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Chairperson of the Nominating and Corporate Governance Committee in the manner discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. Our Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates, but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and our stockholders. Candidates whose evaluations are favorable are recommended by our Nominating and Corporate Governance Committee to the full Board for consideration. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

A stockholder wishing to nominate a candidate for election to our Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected must submit a written notice of his or her nomination of a candidate to the Chairperson of the Nominating and Corporate Governance Committee (c/o the Corporate Secretary), providing the candidates name, biographical data and other relevant information together with a consent from the nominee. Pursuant to our Bylaws, the submission must be received at our principal executive offices 120 days prior to the anniversary date of the mailing date of our previous year’s proxy statement so as to permit the Board of Directors time to evaluate the qualifications of the nominee.

In 2022, we employed an executive search firm to assist us in locating qualified candidates for director positions as the Board is considering diversifying its membership in accordance with Nasdaq diversity requirements.

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Diversity of Directors

The following table summarizes certain self-identified characteristics of our directors, utilizing the categories and terms set forth in applicable Nasdaq rules and related guidance (as of May 31, 2022):

Board Diversity Matrix (As of May 31, 2022)

Total Number of Directors	5
Male
Part I: Gender Identity
Directors	5
Part II: Demographic Information
White	5

Stockholder Communications with Directors

Persons wishing to write to our Board of Directors, or to a specified director or committee of the Board, should send correspondence to the Corporate Secretary at 2100 West Loop South, Suite 900, Houston, TX 77027. Electronic submissions of stockholder correspondence will not be accepted.

The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board or to the affairs of CNS. Any correspondence received that is addressed generically to the Board of Directors will be forwarded to the Chairman of the Board.

Anti-Hedging Policy

Our policies prohibit directors, officers and other employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities without our prior approval.

Code of Ethics

We have adopted a written code of ethics that applies to our directors, principal executive officer, principal financial officer, principal accounting officer or controller and any persons performing similar functions. The code of ethics is on the “Investors - Governance - Governance Documents” section of our web site at www.cnspharma.com.We intend to disclose any future amendments to, or waivers from, the code of ethics within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8-K with the SEC.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officer Compensation

Our named executive officers for the years ended December 31, 2021 and 2020, which consist of our principal executive officer and our two other most highly compensated executive officers, are: (i) John Climaco, our chairman and chief executive officer; (ii) Chris Downs, our chief financial officer; and (iii) Sandra Silberman, our chief medical officer.

Summary Compensation Table – 2021

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option awards ($) (1)	Nonequity incentive plan compensation ($)	Total ($)
John Climaco, Chairman and Chief Executive Officer	2021	525,000	–	197,940	–	123,000	845,940
	2020	440,000	–	–	937,808	195,100	1,572,908

Christopher Downs, Chief Financial Officer (2)	2021	340,000	–	82,475	–	58,000	480,475
	2020	300,000	–	–	396,299	94,700	790,999

Sandra Silberman, Chief Medical Officer	2021	200,000	10,000	41,238	–	18,000	269,238
	2020	175,000	–	–	127,058	38,900	340,958

(1)	Represents the full grant date fair value of the awards calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officer. For a summary of the assumptions made in the valuation of the awards, please see Note 4 to our financial statements as of and for the period ended December 31, 2021 included in our Form 10-K. Option awards for the 2020 calendar year were granted in February 2021. Stock awards for the 2021 calendar year consist of restricted stock unit awards that were granted in April 2022.

Narrative Disclosure to Summary Compensation Table

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the individual executive’s performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then determines the compensation for each executive officer. Our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers.

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Annual Base Salary

For the 2022 compensation year, the base salaries for Mr. Climaco, Mr. Downs, and Dr. Silberman did not change from the prior year and are $525,000, $340,000, and $200,000, respectively.

Annual Bonus and Non-Equity Incentive Plan Compensation

We seek to motivate and reward our executives for achievements relative to our corporate goals and objectives for each fiscal year. For the 2022 compensation year, the target bonus for Mr. Climaco, Mr. Downs and Dr. Silberman are 55%, 40%, and 40%, respectively, of their base salary.

The actual performance-based annual bonus paid is calculated by multiplying the executive’s annual base salary, target bonus percentage, the percentage attainment of the corporate goals established by the Board for such year. However, the Compensation Committee is not required to calculate bonuses in this manner and retains discretion in the amounts it awards and the factors it takes into consideration in determining bonus amounts. At the end of the year, the Compensation Committee reviews our performance against our goals and objectives and approves the extent to which we achieved each of our corporate goals and objectives, and, for each named executive officer, the amount of the bonus awarded.

For 2021, bonuses were awarded based on our achievement of specified corporate goals, including the clinical trial progress of Berubicin, our ability to add additional candidates to our pipeline, and our ability to maintain sufficient funding. Based on the level of achievement, our Compensation Committee awarded Mr. Climaco, Mr. Downs and Dr. Silberman 42.5%, 42.5%, and 25% of their potential bonuses for 2021. These actual bonus amounts are reflected in the “Non-Equity Incentive Plans” column of the Summary Compensation Table above. In addition, Dr. Silberman was granted a discretionary special recognition award of $10,000, which is reflected in the “Bonus” column of the Summary Compensation Table above.

For 2022, bonuses will be awarded based on our achievement of specified corporate goals.

Long-Term Incentives

Each year our Compensation Committee provides for equity grants to each of our named executive officers to provide for long-term performance incentive. Awarded in 2022 for services provided in 2021, Mr. Climaco, Mr. Downs and Dr. Silberman received restricted stock unit grants of 600,000 units, 250,000 units and 125,000 units, respectively. Each restricted stock unit is convertible into one share of our common stock, and vests as follows: vest as follows: (i) 25% of the grant will vest in four equal annual installments over 4 years; (ii) 25% of the grant will vest if within 24 months from issuance the average the closing price of our common stock over a ten trading day period exceeds $2.00 (subject to pro rata adjustment for stock splits or similar events); (iii) 25% of the grant will vest if within 36 months from issuance the average the closing price of our common stock over a ten trading day period exceeds $4.00 (subject to pro rata adjustment for stock splits or similar events); and (iv) 25% of the grant will vest if within 24 months from issuance we achieve positive interim, clinical data as determined by our Board of Directors.

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Employment Agreements

John Climaco

On September 1, 2017, we entered into an employment agreement with John Climaco pursuant to which Mr. Climaco agreed to serve as our Chief Executive Officer commencing on such date for an initial term of three years. On September 1, 2020, we entered into an amendment to the employment agreement. The amendment extends the term of employment under the employment agreement for additional twelve-month periods, unless and until either the Company or Mr. Climaco provides written notice to the other party not less than sixty days before such anniversary date that such party is electing not to extend the term. If the Company provides notice of its election not to extend the term, Mr. Climaco may terminate his employment at any time prior to the expiration of the term by giving written notice to the Company at least thirty days prior to the effective date of termination, and upon the earlier of such effective date of termination or the expiration of the term, Mr. Climaco shall be entitled to receive the same severance benefits as are provided upon a termination of employment by the Company without cause. Pursuant to the amendment, the severance benefits shall be twelve months of Mr. Climaco’s base salary. Such severance payment shall be made in a single lump sum sixty days following the termination, provided that Mr. Climaco has executed and delivered to the Company, and has not revoked a general release of the Company.

Christopher Downs

On September 14, 2019, we entered into an employment agreement with Mr. Christopher Downs pursuant to which Mr. Downs agreed to serve as our Chief Financial Officer commencing on the closing date of our IPO for an initial term of three years. The agreement provided for an initial annual base salary of $300,000, subject to adjustment each year. Under the agreement, Mr. Downs was granted a ten-year option to purchase 300,000 shares at an exercise price per share equal to the public offering price per share of the shares sold in the IPO, or $4.00 per share. The option vests in four equal installments on each of the succeeding four anniversary dates of the option grant, provided Mr. Downs is employed by us on each such vesting date. If Mr. Downs’ employment is terminated at our election without “cause” (as defined in the agreement), or by Mr. Downs for “good reason” (as defined in the agreement), Mr. Downs shall be entitled to receive severance payments equal to six months of Mr. Downs’ base salary. Mr. Downs has agreed not to compete with us until six months after the termination of his employment.

Other Executive Arrangements

On June 28, 2019, our we entered into employment letters with Drs. Silberman and Picker pursuant to which we agreed to the following compensation terms: (i) Dr. Silberman agreed to commit 50% of her time to our matters in exchange for a base salary, commencing upon the successful closing of the IPO, of $175,000; commencing at the end of 2019, an annual cash bonus target of 28% of her base salary (prorated for any partial years); and a ten-year option to purchase 125,000 shares of common stock with an exercise price of $2.00 per share vesting annually in four equal installments; and (ii) Dr. Picker agreed to commit 25% of his time to our matters in exchange for a base salary, commencing upon the successful closing of the IPO, of $91,000; commencing at the end of 2019, an annual cash bonus target of 36% of his base salary (prorated for any partial years); and a ten-year option to purchase 100,000 shares of common stock with an exercise price of $2.00 per share vesting annually in four equal installments.

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Outstanding Equity Awards

The following table sets forth certain information concerning our outstanding options for our named executive officers on December 31, 2021.

Outstanding Equity Awards At Fiscal Year-End —2021

Option Awards
Name	Grant Date of Equity Award	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
John Climaco	2/5/2021	-	310,000	3.36	2/5/2031
	6/28/2019	219,750	219,750	2.00	6/28/2029
Christopher Downs	2/5/2021	-	131,000	3.36	2/5/2031
	11/13/2019	150,000	150,000	4.00	11/13/2029
Sandra Silberman	2/5/2021	-	42,000	3.36	2/5/2031
	6/28/2019	62,500	62,500	2.00	6/28/2029
	12/22/2017	75,000	-	0.045	12/22/2027

(1)	The shares underlying the options vest in equal annual installments over a four-year period (i.e., one-quarter of each grant vests on the first, second, third and fourth anniversary of the grant date).

Director Compensation

The following table sets forth the total compensation earned by our non-employee directors in 2021 (Mr. Climaco did not earn additional compensation during 2021 for his services on the Board, and his compensation is fully reflected in the “—Summary Compensation Table” above):

Name	Fees earned or paid in cash ($)	Option Awards ($) (1)	Total ($)
Jerzy (George) Gumulka	$48,100	$50,006	$98,106
Jeffry R. Keyes	$66,500	$50,006	$116,506
Andrzej Andraczke	$46,500	$50,006	$96,506
Carl Evans	$48,000	$50,006	$98,006

(1)	Represents the full grant date fair value of the awards calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officer. For a summary of the assumptions made in the valuation of the awards, please see Note 4 to our financial statements as of and for the period ended December 31, 2021 included in our Form 10-K. As of December 31, 2021, the aggregate number of shares outstanding under all options to purchase our common stock held by our non-employee directors were: Dr. Gumulka – 178,559 shares; Mr. Keyes – 178,559 shares; Mr. Andraczke – 178,559 shares; Mr. Evans – 178,559 shares. None of our non-employee directors held stock awards other than options as of December 31, 2021.

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In March 2020, our compensation committee recommended to our Board and our Board approved the following policy for compensating non-employee members of the Board. Each independent director shall receive annual cash compensation of $35,000. In addition, the chairperson of the Audit Committee, Compensation Committee and Nominating and Governance Committee shall receive an annual compensation of $10,000, $7,000 and $5,000, respectively; the other members of such committees shall receive an annual compensation of $5,000, $3,500 and $3,000, respectively; and the lead independent director shall receive annual compensation of $10,000.

RELATED PARTY TRANSACTIONS

On December 28, 2017, we obtained the rights to a worldwide, exclusive royalty-bearing, license to the chemical compound commonly known as Berubicin from Houston Pharmaceuticals, Inc. (“HPI”) in an agreement we refer to as the HPI License. Dr. Priebe controls HPI. Under the HPI License we obtained the exclusive right to develop certain chemical compounds for use in the treatment of cancer anywhere in the world. In the HPI License we agreed to pay HPI: (i) development fees of $750,000 over a three-year period beginning after the $7.0 million raise is complete; (ii) a 2% royalty on net sales; (iii) a $50,000 per year license fee; (iv) milestone payments of $100,000 upon the commencement of a Phase II trial and $1.0 million upon the approval of an NDA for Berubicin; and (v) 200,000 shares of our common stock. Unrelated to this agreement we purchased $482,150 of pharmaceutical products from HPI for use in our clinical trials during 2021 and the first quarter of 2022.

On August 30, 2018, we entered into a sublicense agreement with WPD Pharmaceuticals, Inc. (“WPD”). Pursuant to the agreement, the Company granted WPD an exclusive sublicense, even as to us, for the patent rights we licensed pursuant to the HPI License within the following countries: Poland, Estonia, Latvia, Lithuania, Belarus, Ukraine, Moldova, Romania, Bulgaria, Serbia, Macedonia, Albania, Armenia, Azerbaijan, Georgia, Montenegro, Bosnia, Croatia, Slovenia, Slovakia, Czech Republic, Hungary, Chechnya, Uzbekistan, Kazakhstan, Kyrgyzstan, Tajikistan, Turkmenistan, Greece, Austria, and Russia. The sublicense agreement provides that WPD must use commercially reasonable development efforts to attempt to develop and commercialize licensed products in the above mentioned territories, which means the expenditure of at least $2.0 million on the development, testing, regulatory approval or commercialization of the licensed products during the three year period immediately following the date of the sublicense agreement. In the event that WPD fails to use commercially reasonable development efforts by the foregoing three-year deadline, we have the right to terminate this sublicense agreement. As of December 31, 2021, the Company has received reports of the WPD expenditures related to this agreement, has conducted due inquiry into validating those expenditures, and has determined that WPD has exercised commercially reasonable development efforts and has therefore fulfilled the terms of the agreement necessary to secure their rights under the sublicense in perpetuity subject to the ongoing obligations of the sublicense. In consideration for the rights granted under the sublicense agreement, to the extent we are required to make any payments to HPI pursuant to the HPI License as a result of this sublicense agreement, WPD agreed to advance us such payments, and to pay us a royalty equal to 1% of such payments. WPD is a Polish corporation that is majority-owned by an entity controlled by Dr. Priebe, our founder and largest shareholder.

On February 19, 2021, we entered into an Investigational Medicinal Product Supply Agreement with WPD, a related party. We agreed to sell the Berubicin drug product to WPD at historical cost of manufacturing without markup so that WPD may conduct the clinical trials contemplated by the sublicense agreement. WPD agreed to pay us the following payments: (i) an upfront payment of $131,073 upon execution of the agreement, (ii), a payment of $262,145 upon final batch release and certification performed by WPD's subcontractor, and (iii) a final payment of $262,145 upon Clinical Trial Application acceptance by the relevant regulatory authority. All three milestones have been met as of December 31, 2021. In addition, as of December 31, 2021, the drug product with a cost of approximately $655,000 has been delivered to WPD and is being held at a third party depot. As such, the full amount of approximately $655,000 was due from WPD. As of December 31, 2021, CNS has invoiced the three amounts plus pass through cost for a total of $656,938. As of March 31, 2022, the Company has received payments for the first and second amounts due for a total of $393,182. However, as of March 31, 2022, WPD has not remitted payment for the final invoice and, as such, we have not recorded a receivable due to the collectability issues. The Company is continuing to work with WPD to resolve this situation.

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On August 31, 2018, we entered into a sublicense agreement with Animal Life Sciences, LLC, or ALI, pursuant to which we granted ALI an exclusive sublicense, even as to us, for the patent rights we licensed pursuant to the HPI License solely for the treatment of cancer in non-human animals through any type of administration. In consideration for the rights granted under the sublicense agreement, ALI agreed to issue us membership interests in ALI equal to 1.52% of the outstanding ALI membership interests. As additional consideration for the rights granted, to the extent we are required to make any payments to HPI pursuant to the HPI License as a result of this sublicense agreement, ALI agreed to advance us such payments, and to pay us a royalty equal to 1% of such payments. Dr. Priebe holds 38% of the membership interests of ALI.

On March 20, 2020, we entered into a development agreement with WPD, a company founded by Dr. Priebe. Pursuant to the agreement, WPD agreed to use its commercially reasonable efforts in good faith to develop and commercialize certain products that WPD had previously sublicensed, solely in the field of pharmaceutical drug products for the treatment of any viral infection in humans, with a goal of eventual approval of in certain territories consisting of: Germany, Poland, Estonia, Latvia, Lithuania, Belarus, Ukraine, Romania, Armenia, Azerbaijan, Georgia, Slovakia, Czech Republic, Hungary, Uzbekistan, Kazakhstan, Greece, Austria, Russia, Netherlands, Turkey, Belgium, Switzerland, Sweden, Portugal, Norway, Denmark, Ireland, Finland, Luxembourg, Iceland. Pursuant to the agreement, we agreed to pay WPD the following payments: (i) an upfront payment of $225,000 to WPD; and (ii) within thirty days of the verified achievement of the Phase II Milestone, (such verification shall be conducted by an independent third party mutually acceptable to the parties hereto), we will make a payment of $775,000 to WPD. WPD agreed to pay a development fee of 50% of the net sales for any products in the above territories; provided that Poland shall not be included as a territory after WPD receives marketing approval for a product in one-half of the countries included in the agreed upon territories or upon the payment by WPD to us of development fees of $1.0 million. The term of the agreement will expire on the expiration of the sublicense pursuant to which WPD has originally sublicensed the products.

Our scientific advisory board includes Dr. Priebe. On July 15, 2021, our compensation committee recommended to our board and our board approved cash compensation to each scientific advisory board member of $68,600 annually.

Policies and Procedures for Related Party Transactions

Our audit committee charter provides that our audit committee is responsible for reviewing and approving in advance any related party transaction. This will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In determining whether to approve a proposed transaction, our Audit Committee will consider all relevant facts and circumstances including: (i) the materiality and character of the related party’s direct or indirect interest; (ii) the commercial reasonableness of the terms; (iii) the benefit or perceived benefit, or lack thereof, to us; (iv) the opportunity cost of alternate transactions; and (v) the actual or apparent conflict of interest of the related party.

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PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of five members: John Climaco, Jerzy (George) Gumulka, Jeffry R. Keyes, Andrzej Andraczke and Carl Evans. The Nominating and Governance Committee nominated and the Board approved and recommended all of the current members of our Board for re-election. All nominees have consented to being named herein and have indicated their intention to serve as our directors, if elected. The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named director nominees. In case any of the nominees becomes unavailable for election to the Board the persons named as proxies will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. The Board nominees, if elected, will serve until the next annual meeting of shareholders or until each successor is duly elected and qualified.

Biographical information for our directors is provided above in the section entitled “Information About Directors and Executive Officers.”

Vote Required and Recommendation of the Board of Directors

A plurality of the eligible votes cast is required to elect director nominees, and as such, the five nominees who receive the greatest number of votes cast by stockholders, entitled to vote at the meeting, will be elected. A nominee who receives a plurality means he or she has received more votes than any other nominee for the same director’s seat. Broker non-votes will have no effect on this proposal. The Board recommends that stockholders vote FOR each of the five nominees for election to our Board of Directors.

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PROPOSAL 2:

TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected MaloneBailey, LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2022. Our stockholders are being asked to ratify this appointment. In the event that ratification of this selection of auditors is not approved by the stockholders, we will reassess our selection of auditors. Representatives of MaloneBailey, LLP are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement at the Annual Meeting.

Aggregate fees for professional services rendered by MaloneBailey, LLP for their services for the fiscal years ended December 31, 2020 and 2021, respectively, were as follows:

	2020	2021
Audit Fees	$48,000	$78,000
Audit-related fees	3,000	32,000
Tax fees	0	0
All other fees	0	0
TOTAL	$51,000	$110,000

Audit Fees

Audit fees represent the aggregate fees billed for professional services rendered by our independent accounting firm for the audit of our annual financial statements, review of financial statements included in our quarterly reports, review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees.

Tax Fees

Tax fees represent the aggregate fees billed for professional services rendered by our principal accountants for tax compliance, tax advice, and tax planning for such years.

All Other Fees

All other fees represent the aggregate fees billed for products and services other than the services reported in the other categories.

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Audit Committee Pre-Approval Policies and Procedures

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent auditors. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 2 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal. The Board recommends that stockholders vote FOR the ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal control over financial reporting and disclosure controls and procedures. MaloneBailey, LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.

We have reviewed and discussed with management and MaloneBailey, LLP the Company’s audited financial statements. We discussed with MaloneBailey, LLP the overall scope and plans of their audit. We met with MaloneBailey, LLP, with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

With regard to the fiscal year ended December 31, 2021, the Audit Committee (i) reviewed and discussed with management the Company’s audited financial statements as of December 31, 2021, and for the year then ended; (ii) discussed with MaloneBailey, LLP the matters required by Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission; (iii) received the written disclosures and the letter from MaloneBailey, LLP required by applicable requirements of the PCAOB regarding MaloneBailey, LLP’s communications with the Audit Committee regarding independence; and (iv) discussed with MaloneBailey, LLP their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the Securities and Exchange Commission.

Jeffry Keyes (Chair)

Andrew Andraczke

Carl Evans

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PROPOSAL 3: APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

General

Our Board is recommending that our stockholders approve a proposed amendment to our Amended and Restated Articles of Incorporation in substantially the form attached hereto as Annex A, to effect a reverse stock split of our outstanding shares of common stock at a reverse stock split ratio of between 1-for-2 and 1-for-30, as determined by the Board of Directors in its sole discretion, at any time prior to the one-year anniversary of this Annual Meeting. If the stockholders approve and adopt the proposed amendment to effect the reverse stock split, and our Board decides to implement it, the reverse stock split will become effective on the date of the filing of the proposed amendment with the Secretary of State of the State of Nevada.

If implemented, the reverse stock split will be realized simultaneously for all outstanding common stock and the ratio determined by our Board will be the same for all outstanding shares of common stock. The reverse stock split will affect all holders of shares of our common stock uniformly and each stockholder will hold the same percentage of our common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The proposed amendment will not reduce the number of authorized shares of common stock (which will remain at 75,000,000) or preferred stock (which will remain at 5,000,000) or change the par values of our common stock (which will remain at $0.001 per share) or preferred stock (which will remain at $0.001 per share).

Background

Our common stock is currently quoted on The NASDAQ Capital Market (“NASDAQ”), and we are therefore subject to its continued listing requirements, including requirements with respect to the market value of publicly-held shares, market value of listed shares, minimum bid price per share, and minimum stockholder's equity, among others, and requirements relating to board and committee independence. If we fail to satisfy one or more of the requirements, we may be delisted from NASDAQ.

The minimum closing bid price requirement set forth in NASDAQ Listing Rule 5550(a)(2) is $1.00. On February 18, 2022, we received a notice that we were not in compliance with the $1.00 minimum closing bid price requirement.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), we have been provided an initial period of 180 calendar days, or until August 17, 2022, to regain compliance with the bid price rule. If, at any time before August 17, 2022, the bid price for our common stock closes at $1.00 or more for a minimum of 10 consecutive business days as required under the Compliance Period Rule, the Nasdaq staff will provide written notification to us that we comply with the bid price rule, unless the staff exercises its discretion to extend this 10 day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

If we are not in compliance with the bid price rule by August 17, 2022, we may be afforded a second 180 calendar day period to regain compliance. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement. In addition, we would be required to notify Nasdaq of its intent to cure the minimum bid price deficiency, which may include, if necessary, implementing a reverse stock split.

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If we do not regain compliance with the bid price rule by August 17, 2022 and we are not eligible for an additional compliance period at that time, the Nasdaq staff will provide written notification to us that our stock may be delisted. We would then be entitled to appeal the staff’s determination to a NASDAQ Listing Qualifications Panel and request a hearing. There can be no assurance that, if we do appeal the delisting determination by the staff to the NASDAQ Listing Qualifications Panel, that such appeal would be successful.

The closing price of our common stock on May 31, 2022 was $0.303.

Purpose of the Proposed Reverse Stock Split

Our Board’s primary objective in proposing the reverse stock split is to raise the per share trading price of our common stock. In particular, this will help us to maintain the listing of our common stock on NASDAQ.

Delisting from NASDAQ may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.

If we are delisted from NASDAQ and we are not able to list our common stock on another exchange, our common stock could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and little or no analyst coverage for us;

•	we would no longer qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and

•	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3) or obtain additional financing in the future.

As of the Record Date, we were not in compliance with the NASDAQ bid price requirement. Our Board believes that the proposed reverse stock split is a potentially effective means for us to regain or maintain compliance with the listing rules of NASDAQ and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the NASDAQ by producing the immediate effect of increasing the bid price of our common stock.

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Increase the Market Price of our Common Stock to a Level More Appealing for Investors

We also believe that the reverse stock split could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced securities to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore more likely to have less third-party analysis of the Company available to investors. We believe that the reduction in the number of issued and outstanding shares of our common stock caused by the reverse stock split, together with the anticipated increased stock price immediately following and resulting from the reverse stock split, may encourage interest and trading in our common stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for the common stock than that which currently exists.

We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our common stock will occur. Our Board cannot predict with certainty what effect the reverse stock split will have on the market price of our common stock, particularly over the longer term. Some investors may view a reverse stock split negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares. We cannot provide you with any assurance that our shares will continue to qualify for listing on NASDAQ. As a result, the trading liquidity of our common stock may not improve. In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of between 1-for-2 and 1-for-30 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting. Even if approved, the Board will have discretion to delay or not to implement the reverse stock split.

In determining the reverse stock split ratio, our Board will consider numerous factors, including:

•	the historical and projected performance of our common stock;
•	general economic and other related conditions prevailing in our industry and in the marketplace;
•	the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock;
•	our capitalization (including the number of shares of our common stock issued and outstanding);
•	the prevailing trading price for our common stock and the volume level thereof; and
•	potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to amend the Amended and Restated Articles of Incorporation to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give our Board the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

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Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, if our Board decides to implement a 1-for-5 reverse stock split of our common stock, then a stockholder holding 10,000 shares of our common stock before the reverse stock split would instead hold 2,000 shares of our common stock immediately after the reverse stock split. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company or proportionate voting power, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.

The principal effect of the reverse stock split will be that (i) the number of shares of common stock issued and outstanding will be reduced from 40,032,481 shares as of May 31, 2022 to a number of shares between and including one-half to one-thirtieth that amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options or warrants, as applicable, between and including one-half to one-thirtieth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options or warrants, as applicable, immediately preceding the reverse stock split at an exercise price equal to between and including two to thirty times the exercise price specified before the reverse stock split, resulting in essentially the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse stock split, as the case may be based on the ratio for the reverse stock split as determined by our Board.

The following table, which is for illustrative purposes only, illustrates the effects of the reverse stock split at certain exchange ratios within the foregoing range, without giving effect to any adjustments for fractional shares of common stock, on our outstanding shares of common stock and authorized shares of capital stock as of May 31, 2022.

	Before reverse stock split	After Reverse Split
		1-for-2	1-for-5	1-for-10	1-for-15	1-for-20	1-for-30
Common Stock Authorized	75,000,000	75,000,000	75,000,000	75,000,000	75,000,000	75,000,000	75,000,000
Preferred Stock Authorized	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000
Common Stock Issued and Outstanding	40,032,481	20,016,241	8,006,496	4,003,248	2,668,832	2,001,624	1,334,416
Common Stock Underlying Options and Warrants	20,932,740	10,466,370	4,186,548	2,093,274	1,395,516	1,046,637	697,758
Common Stock Available for Grant under existing stock equity plans	992,764	496,382	198,553	99,276	66,184	49,638	33,092
Common Stock authorized and unreserved	13,042,015	44,021,008	62,608,403	68,804,202	70,869,468	71,902,101	72,934,734

The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will continue to be subject to the periodic reporting requirements of the Exchange Act.

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Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced to between and including one-half to one-thirtieth of its present amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

Effect of Authorized but Unissued Shares

The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of common stock. The number of authorized shares of common stock will not be decreased and will remain at 75,000,000. Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for issuance will be increased. See the table above under the caption “Principal Effects of the Reverse Stock Split” that shows the number of unreserved shares of common stock that would be available for issuance at various reverse stock split ratios.

Our Board believes that we will need to raise additional capital in the ordinary course of business. In addition, we may issue shares to acquire other companies or assets or engage in business combination transactions. As of the date of this Proxy Statement, we have no specific plans, arrangements or understandings, whether written or oral, with respect to the increase in shares available for issuance as a result of the reverse stock split.

Potential Anti-Takeover and Dilutive Effects

The purpose of the reverse stock split is not to establish any barriers to a change of control or acquisition of the Company. However, because the number of authorized shares of common stock will remain at 75,000,000, this proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our common stock as compared to the outstanding shares of our common stock and could, under certain circumstances, have an anti-takeover effect. Shares of common stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. After implementation of the proposed amendment, our Board will continue to have authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the NASDAQ listing standards, assuming we remain listed on NASDAQ. Our Board is not aware of any attempt to take control of our business and has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the reverse stock split.

In addition, if we do issue additional shares of our common stock, the issuance could have a dilutive effect on earnings per share and the book or market value of the outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power. Holders of common stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

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Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal, you should consider the following risks associated with the implementation of the reverse stock split:

•	Although we expect that the reverse stock split will result in an increase in the market price of our common stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of common stock outstanding or result in a permanent increase in the market price. The effect the reverse stock split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

•	The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•	While our Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the reverse stock split is approved by our stockholders, the reverse stock split would become effective at such time prior to the one-year anniversary of this Annual Meeting as it is deemed by our Board to be in the best interests of the Company and its stockholders and we file the amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada. Even if the reverse stock split is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the reverse stock split. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment.

As soon as practicable after the effective time of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split with instructions on how to exchange your shares. After you submit your completed transmittal letter, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the reverse stock split indicating the number of post-reverse stock split shares of common stock you hold.

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest.

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Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Beginning on the effective time of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that stockholder did immediately prior to the reverse stock split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

No Dissenter’s Rights

Under Chapter 78 of the Nevada Revised Statutes, our stockholders are not entitled to dissenter’s rights with respect to the reverse stock split or the corresponding amendment to our Amended and Restated Articles of Incorporation to effect the reverse stock split and we will not independently provide our stockholders with any such right.

U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split to the holders of our common stock. It addresses only stockholders who hold our common stock as capital assets. It does not purport to be complete, does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, does not address U.S. federal estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income and does not address stockholders subject to special rules, including without limitation financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this summary does not consider or discuss the tax treatment of partnerships or other pass-through entities or persons that hold our shares through such entities.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations, rulings, and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. It does not address tax considerations under state, local, foreign and other laws. This summary is for general information purposes only, and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

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The reverse stock split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. Assuming that such treatment is correct, the reverse stock split generally will not result in the recognition of gain or loss for U.S. federal income tax purposes, except potentially with respect to any additional fractions of a share of our common stock received as a result of the rounding up of any fractional shares that otherwise would be issued, as discussed below. Subject to the following discussion regarding a stockholder’s receipt of a whole share of our common stock in lieu of a fractional share, the adjusted basis of the new shares of common stock will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the new, post-reverse stock split shares of the common stock resulting from implementation of the reverse stock split will include the stockholder’s respective holding periods for the pre-reverse stock split shares. Stockholders who acquired their shares of our common stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis of such shares. Additional information about the effects of the reverse stock split on the basis of holders of our common stock will be included in Internal Revenue Service Form 8937, Report of Organizational Actions Affecting Basis of Securities, which we will post to our website on or before the 45th day following the effective date of the reverse stock split, if effected.

As described above in “Fractional Shares,” no fractional shares of our common stock will be issued as a result of the reverse stock split. Instead, we will issue one (1) full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of our common stock are not clear. A stockholder who receives one (1) whole share of our common stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such stockholder was otherwise entitled. We are not making any representation as to whether the receipt of one (1) whole share in lieu of a fractional share will result in income or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the reverse stock split.

We have not sought, and will not seek, any ruling from the Internal Revenue Service or an opinion of tax counsel with respect to the matters discussed herein. The foregoing views are not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of a reverse stock split may vary significantly as to each holder of our common stock, depending upon the state in which such holder resides or does business. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 3 requires the affirmative vote of a majority of our outstanding shares of common stock. Broker non-votes and abstentions will be counted as votes against the proposal. The Board recommends that stockholders vote FOR the approval of the amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of our outstanding shares of common stock at a reverse stock split ratio of between 1-for-2 and 1-for-30, as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

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PROPOSAL 4: AUTHORIZATION TO ADJOURN THE ANNUAL MEETING

If the Annual Meeting is convened, but there are not sufficient votes to approve any proposal, one or more of our proxy holders may move to adjourn the Annual Meeting at that time in order to enable our Board to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize one or more of our proxy holders to adjourn the Annual Meeting to another time and place, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve any proposal. If our stockholders approve this proposal, one or more of our proxy holders can adjourn the Annual Meeting and any adjourned session of the Annual Meeting to allow for additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat any proposal, we could adjourn the Annual Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 4 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal. The Board recommends that stockholders vote FOR the approval to authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any proposal.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our 2021 Annual Report on Form 10-K has been mailed concurrently with this proxy statement to stockholders entitled to notice of and to vote at the Annual Meeting, provided that we have not included the exhibits to the Form 10-K. We will provide copies of these exhibits without cost upon request by eligible stockholders. Requests for copies of such exhibits should be mailed to CNS Pharmaceuticals, Inc., 2100 West Loop South, Suite 900, Houston, TX 77027, Attention: Corporate Secretary.

OTHER PROPOSED ACTION

Our Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does it know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single copy of the proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, please (1) notify your broker, or (2) direct your written request to CNS Pharmaceuticals, Inc., 2100 West Loop South, Suite 900, Houston, TX 77027, Attention: Corporate Secretary. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their brokers. In addition, upon written request to the address set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS AND SUBMISSIONS

In order to be eligible for inclusion in our proxy statement and form of proxy for our 2023 Annual Meeting, a proposal of a stockholder, including the submission of a stockholder nominee for election to our Board of Directors, must be received at our principal executive offices located in Houston, Texas no later than March 9, 2023 (the “Deadline”). For any proposal that a stockholder wishes to propose for consideration at the 2023 Annual Meeting but does not wish to include in the proxy materials for that meeting, our Amended and Restated Bylaws require a notice of the proposal to be delivered not less than 120 days prior to the anniversary of the mailing date of our proxy materials for the preceding annual meeting of stockholders. The notice of the proposal also must comply with the content requirements for such notices set forth in our Amended and Restated Bylaws.

Whether or not you expect to be present at the Annual Meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you are a stockholder of record and attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at any time prior to the vote.

By Order of the Board of Directors CNS PHARMACEUTICALS, INC.

/s/ JOHN CLIMACO
John Climaco
Chairman of the Board and Chief Executive Officer

Houston, Texas

July 7, 2022

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Annex A

ANNEX A

TO THE CERTIFICATE OF AMENDMENT

OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

CNS PHARMACEUTICALS, INC.

“3.1. The Corporation shall have the authority to issue 75,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”).

At the Effective Time every [*] (the “Reverse Split Factor”) outstanding shares of Common Stock shall without further action by the corporation or the holder thereof be combined into and automatically become one share of Common Stock (the “Reverse Stock Split”); provided, however, no fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split, and instead, the Corporation shall issue one full share of post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split.”

*           The Board of Directors will have the discretion to effect the Reverse Split at a ratio of any whole number between 1-for-2 and 1-for-30.

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CNS PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

July 27, 2022

The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated July 7, 2022, and hereby appoints John Climaco and Christopher Downs, or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned's shares of common stock of CNS Pharmaceuticals, Inc. (the “Company”) at the Annual Meeting of Stockholders of the Company to be held at the Wells Fargo Center, 13th Floor - Twin Peak Boardroom, 299 S Main St, Salt Lake City, UT 84111, on July 27, 2022 at 9:00 a.m., local time, and at any adjournments or postponements thereof.

1.	☐	For All						The Board of Directors has nominated the following five persons for election as directors of the Company: John Climaco, Jerzy (George) Gumulka, Jeffry R. Keyes, Andrzej Andraczke and Carl Evans. Their term will expire at the 2023 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.
	☐	Withhold All
	☐	For All Except

2.		☐	For	☐	Against	☐	Abstain	To ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

3.		☐	For	☐	Against	☐	Abstain	To approve an amendment to the Company’s amended and restated articles of incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a split ratio of between 1-for-2 and 1-for-30 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

4.		☐	For	☐	Against	☐	Abstain	To authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve of the foregoing proposals.

The board of directors recommends a vote FOR the nominees and proposals above and if no specification is made, the shares will be voted for such nominees and proposals.

Dated _______________________________________	2022

Stockholder's Signature

Stockholder's Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 1, AND FOR THE PROPOSALS SET FORTH IN ITEMS 2, 3 AND 4. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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